UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in its charter)

New Mexico	1-10981	85-0359415
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 Louisiana Blvd. NE AFC Building 5, Suite 600
Albuquerque, New Mexico    87110
(Address of principal executive offices including zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 10, 2004 SBS Technologies, Inc. (the "Company") issued a press release regarding its financial results for the quarter and fiscal year ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
99.1 *	Press release dated August 10, 2004
* Also provided in PDF format as a courtesy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.
Dated: August 10, 2004
	By:	/S/ JAMES E. DIXON, JR
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer